Exhibit 2.1

AMENDMENT NO. 1 TO

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made and entered into as of September 22, 2026, by and among (i) NMP Acquisition Corp., a Cayman Islands exempted company incorporated with limited liability (“SPAC”), (ii) GTS Holdings, Inc., a Nevada corporation (“Pubco”), and (iii) GTS Holdings, LLC, a Utah limited liability company (the “Company”). SPAC, Pubco and the Company are referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, SPAC, Pubco, GTS Merger Sub I, GTS Merger Sub II, LLC, the Company, Streeterville Capital, LLC and Gibson Technical Services, Inc. are parties to that certain Business Combination Agreement, dated as of September 4, 2026 (as amended, supplemented or otherwise modified prior to the date hereof, the “Business Combination Agreement”);

WHEREAS, Section 6.4(a) of the Business Combination Agreement requires the Company to deliver the Company Audited Financials to SPAC within fifteen (15) calendar days from the date of the Business Combination Agreement or such later date as determined by SPAC in its sole discretion;

WHEREAS, Section 6.4(c) of the Business Combination Agreement requires the Company to deliver the Pubco Audited Financials within fifteen (15) calendar days following the Effective Date;

WHEREAS, the Parties desire to extend each of the foregoing delivery dates to October 9, 2026, and to confirm that SPAC may further extend each such delivery date one or more times in its sole discretion, in each case, on the terms and subject to the conditions set forth herein; and

WHEREAS, Section 10.8 of the Business Combination Agreement provides that the Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by SPAC, the Company and Pubco, each of which is a signatory to this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Business Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Amendment to Section 6.4(a) (Company Audited Financials). The first sentence of Section 6.4(a) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall deliver true and correct copies of the audited consolidated financial statements of the Target Companies as of and for each of the 12 months ended December 31, 2024 and December 31, 2025, consisting of the audited consolidated balance sheet of the Target Companies as of December 31, 2024 and December 31, 2025, and the related audited consolidated income statement, changes in members’ equity and statement of cash flows for the 12 months then ended, and the related notes thereto, audited by a PCAOB qualified auditor in accordance with PCAOB auditing standards (the “Company Audited Financials,” and together with the Company Unaudited Financials, the “Company Financials”), to SPAC on or before October 9, 2026, or such later date as may be determined by SPAC from time to time in its sole discretion (it being understood and agreed that SPAC may so extend such date one or more times, in each case upon written notice to the Company) (such date, as so extended from time to time, the “Audit Delivery Date”).”

2. Amendment to Section 6.4(c) (Pubco Audited Financials). The first sentence of Section 6.4(c) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall deliver the audited consolidated financial statements of Pubco as of a date to be determined in Pubco’s reasonable discretion, consisting of the audited consolidated balance sheet as of such date, audited by a PCAOB qualified auditor in accordance with PCAOB auditing standards (the “Pubco Audited Financials”, and together with the Company Audited Financials, the “Audited Financials”) to SPAC on or before October 9, 2026, or such later date as may be determined by SPAC from time to time in its sole discretion (it being understood and agreed that SPAC may so extend such date one or more times, in each case upon written notice to the Company) (such date, as so extended from time to time, the “Pubco Audit Delivery Date”).”

3. Exercise of Extension Right. SPAC may exercise its right to extend the Audit Delivery Date and the Pubco Audit Delivery Date under Section 6.4(a) and Section 6.4(c) of the Business Combination Agreement (as amended by this Amendment), respectively, (a) with respect to either such date or both such dates, and, if both, either concurrently or separately and for the same or different periods, (b) for any period determined by SPAC in its sole discretion, and (c) on one or more occasions. Each such extension shall be effective upon delivery of written notice thereof by SPAC to the Company in accordance with Section 10.1 of the Business Combination Agreement, and no such extension shall require the consent of any other Party, any further amendment to the Business Combination Agreement or any other action by any Person. No failure or delay by SPAC in exercising any such right shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of such right.

4. Effect on Related Provisions. The Parties acknowledge and agree that (a) upon the effectiveness of this Amendment, each reference in the Business Combination Agreement to the “Audit Delivery Date,” including in Section 6.12(a) and Section 8.1(h) thereof, shall mean the Audit Delivery Date as determined in accordance with Section 6.4(a) of the Business Combination Agreement (as amended by this Amendment), and (b) the “Pubco Audit Delivery Date” is a separate defined term, and nothing in this Amendment shall be construed to cause the Pubco Audited Financials to be subject to Section 6.12(a) or Section 8.1(h) of the Business Combination Agreement. Except as expressly set forth in this Section 4, this Amendment does not amend, modify or waive Section 6.4(b), Section 6.4(d), Section 6.12, Article VII or Article VIII of the Business Combination Agreement, including the Outside Date.

5. No Prior Breach. For the avoidance of doubt, the amendments effected by Sections 1 and 2 of this Amendment shall be given effect as of the date of the Business Combination Agreement, and no failure of the Company to deliver the Company Audited Financials or the Pubco Audited Financials prior to the date of this Amendment shall constitute a breach of or default under the Business Combination Agreement, a failure of any condition set forth in Article VII thereof, or a basis for termination under Article VIII thereof.

6. No Other Amendments; Ratification. Except as expressly amended or modified by this Amendment, the Business Combination Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. This Amendment shall not constitute a waiver of any right, power or remedy of any Party under the Business Combination Agreement except to the extent expressly set forth herein, and nothing in this Amendment shall constitute a novation of the Business Combination Agreement.

7. References. On and after the date of this Amendment, (a) each reference in the Business Combination Agreement to “this Agreement,” “hereof,” “herein,” “hereunder,” “hereby” or words of like import, and (b) each reference to the Business Combination Agreement in any Ancillary Document or in any other agreement, document, certificate or instrument delivered in connection therewith, shall mean and be a reference to the Business Combination Agreement as amended by this Amendment. This Amendment constitutes part of the Business Combination Agreement for all purposes thereof, including for purposes of Section 10.10 thereof.

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8. Representations and Warranties. Each Party represents and warrants to the other Parties that (a) it has all requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Amendment and to perform its obligations hereunder, (b) the execution and delivery of this Amendment and the performance of its obligations hereunder have been duly and validly authorized by all necessary corporate or limited liability company action on its part, and (c) this Amendment has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery of this Amendment by each other Party, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

9. Incorporation by Reference. The provisions of Sections 10.1 (Notices), 10.2 (Binding Effect; Assignment), 10.3 (Third Parties), 10.4 (Governing Law; Jurisdiction), 10.5 (Waiver of Jury Trial), 10.6 (Specific Performance), 10.7 (Severability), 10.8 (Amendment), 10.9 (Waiver), 10.11 (Interpretation), 10.12 (Counterparts) and 10.13 (Legal Representation) of the Business Combination Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, as if set forth herein in full.

10. Counterparts; Electronic Signatures. This Amendment may be executed and delivered (including by .pdf or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic transmission, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the Uniform Electronic Transactions Act, shall be as effective as delivery of a manually executed counterpart.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Party has caused this Amendment No. 1 to Business Combination Agreement to be executed and delivered as of the date first written above.

SPAC:

NMP ACQUISITION CORP.

By:	/s/ Melanie Figueroa
Name:	Melanie Figueroa
Title:	Chief Executive Officer

Pubco:

GTS HOLDINGS, INC.

By:	/s/ John Fife
Name:	John Fife
Title:	President

The Company:

GTS HOLDINGS, LLC

By:	/s/ John Fife
Name:	John Fife
Title:	Manager

[Signature Page to Amendment No. 1 to Business Combination Agreement]

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